Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264068

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell, nor a solicitation of an offer to buy, the notes in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated April 14, 2022)	Subject to Completion, dated December 6, 2023

$200,000,000

% Green Convertible Senior Notes due 2026

We are offering $200,000,000 aggregate principal amount of our             % green convertible senior notes due 2026, or the notes. In addition, we have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $30,000,000 aggregate principal amount of notes solely to cover over-allotments.

MATURITY; INTEREST

We will pay interest on the notes at an annual rate of             %, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2024. The notes will mature on December 15, 2026, unless earlier converted or redeemed or repurchased by us.

CONVERSION

At any time before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at their option into shares of our common stock (together, if applicable, with cash in lieu of any fractional share) at the then-applicable conversion rate, plus a cash amount equal to the coupon make-whole premium described in this prospectus supplement. The initial conversion rate is                  shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $             per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

REDEMPTION AND REPURCHASE

The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after December 15, 2025 and before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 175% of the conversion price on each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

RANKING

The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

CONCURRENT OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement $100,000,000 of shares of our common stock, plus up to an additional $15,000,000 of our common stock that the underwriters of the concurrent offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. See “The Concurrent Offering” beginning on page S-74.

LISTING; COMMON STOCK

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NKLA.” On December 5, 2023, the last reported sale price of our common stock on Nasdaq was $0.97 per share.

	Per note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions(2)		%	$
Proceeds, before expenses, to us(3)		%	$

(1)	Plus accrued interest, if any, from , 2023.
(2)	We refer you to “Underwriting” beginning on page S-75 of this prospectus supplement for additional information regarding underwriting compensation.
(3)	The figures above do not include proceeds or fees related to the concurrent offering.

An investment in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and any risk factors that are included in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about                 , 2023.

Book-Running Managers

BTIG	Baird	Bryan, Garnier & Co.	Wolfe | Nomura Alliance

Prospectus Supplement dated                 , 2023.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated April 14, 2022, are part of a registration statement on Form S-3 (File No. 333-264068) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the underwriters have responsibility for, or provides assurances as to, the reliability of any other information that others may give you.

We are offering the notes, which are convertible into shares of our common stock, to the investors in the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our notes.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus supplement to “Nikola,” the “company,” “we,” “us,” “our” and similar terms refer to Nikola Corporation and its consolidated subsidiaries.

Nikola and the Nikola logo are our trademarks. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus about us and the public offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in the notes (including the common stock issuable upon conversion of the notes), you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section beginning on page S-6 herein and in the accompanying prospectus, and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that is intended to enable corporate customers to integrate next generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners and suppliers expect to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe our expertise lies in design, innovation, software, and engineering. We assemble, integrate, and commission our vehicles in collaboration with our business partners and suppliers. Our approach has always been to leverage strategic partnerships to help lower cost, increase capital efficiency and accelerate speed to market.

As of November 2, 2023, we, together with our dealers, have received non-binding customer orders for 277 hydrogen fuel cell electric trucks from 35 customers.

Concurrent Offering

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $100,000,000 of shares of our common stock, plus up to an additional $15,000,000 of shares of our common stock that the underwriters of the concurrent offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering. The prospectus supplement for the concurrent offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock issuable upon conversion of the notes, that we are offering pursuant to this prospectus supplement. See “The Concurrent Offering.”

Corporate Information

We are a Delaware corporation and were incorporated as VectoIQ Acquisition Corp., or VectoIQ, in January 2018. On June 3, 2020, VectoIQ consummated a business combination with Nikola Corporation, a Delaware corporation, or Legacy Nikola, and, in connection therewith, (i) VectoIQ’s wholly-owned subsidiary merged with and into Legacy Nikola, whereby Legacy Nikola survived the merger and was deemed the accounting predecessor of the merger and became the successor registrant for SEC purposes and (ii) we changed our name to “Nikola Corporation.” Upon consummation of the foregoing transactions, Legacy Nikola became our wholly-owned subsidiary.

Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 666-1038. Our website address is www.nikolamotor.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Nikola Corporation and not to its subsidiaries.

Issuer	Nikola Corporation.

Notes	$200,000,000 aggregate principal amount of % green convertible senior notes due 2026. We have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the notes were first issued, up to an additional $30,000,000 aggregate principal amount of notes solely to cover over-allotments.

Ranking	The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Maturity	December 15, 2026, unless earlier repurchased, redeemed or converted.

Interest	% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2024. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

Conversion Rights	At any time before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at their option into (i) shares of our common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate; and (ii) a cash amount equal to the coupon make-whole premium described in this prospectus supplement. The initial conversion rate is shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $ per share, and is subject to adjustment as described in this prospectus supplement.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes—Conversion Rights.”

Optional Redemption	The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after December 15, 2025 and before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 175% of the conversion price on each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice. However, we may not redeem less than all of the outstanding notes unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

No Public Market	The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

Nasdaq Symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKLA.” On December 5, 2023, the last reported sale price of our common stock was $0.97 per share.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $     million (or approximately $     million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We intend to allocate an amount equal to the net proceeds from this offering to finance, refinance or make direct investments in, in whole or in part, one or more new or recently completed (within the 24 months prior to the issue dates of the notes), current or future Eligible Green Projects (as defined in this prospectus supplement) in alignment with the guidelines of the Green Bond Principles, 2021. Pending full allocation of an amount equal to the net proceeds from this offering to Eligible Green Projects, we may temporarily invest the net proceeds in cash, cash equivalents or high-quality marketable securities, and we will not knowingly invest in operations that result in an overall net increase in greenhouse gas emissions. See “Use of Proceeds.”

Concurrent Offering	Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $100,000,000 of shares of our common stock, plus up to an additional $15,000,000 of shares of our common stock that the underwriters of the concurrent offering have the option to purchase from us solely to cover over-allotments.

The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering. The prospectus for the concurrent offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement and the accompanying prospectus. See “The Concurrent Offering.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors.”

Material U.S. Federal Income Tax Considerations

We and each beneficial owner of the notes will agree in the indenture to treat the notes, for U.S. federal income tax purposes, as “contingent payment debt instruments” and to be bound by our application of the contingent payment debt regulations to the notes, including our determination of the comparable yield of the notes and the related projected payment schedule. Under this characterization, “U.S. holders” (as defined in “Material U.S. Federal Income Tax Considerations”) will generally be required to accrue and include in income (as ordinary income) original issue discount (subject to certain adjustments) on a constant-yield basis, based on the rate at which we would issue a noncontingent, nonconvertible debt instrument with terms and conditions otherwise comparable to the terms of the notes, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. We have determined that this rate is             % per annum, compounded semi-annually. The amount of interest required to be included in income for each year will therefore generally exceed the interest payments on the notes in that year. In addition, U.S. holders will recognize ordinary income, rather than capital gain, on the sale, conversion, exchange, redemption, retirement or other taxable disposition of a note at a gain. The amount realized by a U.S. holder on a conversion will equal the amount of cash plus the fair market value of common stock received. You should review the discussion in this prospectus supplement under the heading “Material U.S. Federal Income Tax Considerations” and consult your tax advisor regarding the tax treatment of the notes.

Book-Entry Form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC, without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

RISK FACTORS

Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of the notes and our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially harm our business, financial condition, results of operations and prospectus and could result in a complete loss of your investment.

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of September 30, 2023, excluding our subsidiaries and intercompany indebtedness, we had approximately $3.2 million principal amount of secured indebtedness for borrowed money and approximately $168.7 million principal amount of unsecured indebtedness for borrowed money, all of which was senior indebtedness, and our subsidiaries did not have material indebtedness for borrowed money or other liabilities, excluding intercompany liabilities. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of September 30, 2023, we had approximately $271.5 million of consolidated indebtedness, including finance leases and financing obligations. We will incur $200.0 million (or, if the underwriters fully exercise their option to purchase additional notes, $230.0 million) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, the indentures governing our existing PIK Toggle Notes contain certain restrictive covenants on the incurrence of secured debt over $500.0 million, and any future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, and our other indebtedness may limit our ability to repurchase the notes.

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes. Our failure to repurchase notes when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

•	cash dividends on our common stock; and

•	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

If certain corporate events called “fundamental changes” occur, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $     per share or less than $     per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds                  shares per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes.

Sales of a substantial number of shares of our common stock in the public market in the concurrent offering, if consummated, or conversion of convertible notes sold in this offering and other issuances of equity or equity-linked securities by us, could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock or securities convertible into shares of our common stock in the public market, or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price, which, in turn, could adversely impact the trading price of the notes. As of November 27, 2023, we had outstanding 1,024,299,702 shares of common stock, options to purchase 15,143,395 shares of common stock, warrants to purchase an aggregate of 1,091,599 shares of common stock, and 16,751,362 shares of common stock underlying RSUs granted pursuant to the 2020 Stock Plan. We also had up to 24,809,547 shares of common stock underlying the PIK Toggle Notes, up to 5,338,301 shares underlying the maximum principal amount of notes potentially issuable as PIK interest payments on the PIK Toggle Notes, 6,845,977 shares of common stock related to the Series A-2 Notes and up to 64,351 shares of common stock available for future issuance under the Romeo 2020 Long-Term Incentive Plan. All of these shares of our common stock are freely transferable, subject to in certain cases compliance with Rule 144 by affiliates. We have also registered the offer and sale of shares of our common stock that we have issued and may in the future issue under our employee equity incentive plans. In addition, we may issue additional shares pursuant to our amended and restated equity distribution agreement with Citigroup Global Markets Inc., dated August 4, 2023, and pursuant to the conversion of notes that may be issued pursuant to our securities and purchase agreement, dated August 21, 2023. These shares may be sold freely in the public market upon issuance, subject to relevant vesting schedules, and applicable securities laws. In addition, we have in the past issued and may in the future issue equity securities as consideration for various types of corporate transactions, including acquisitions, strategic partnerships and licensing transactions, which results in dilution to our existing stockholders and may result in additional sales of our common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and the notes and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock or the notes. In addition, the sale of substantial amounts of our common stock could adversely impact the trading price of our common stock and the notes.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

We will adjust the conversion rate of the notes for certain events, including the payment of cash dividends. If we adjust the conversion rate as a result of a dividend that is taxable to our common stockholders, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our current or accumulated earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), then any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by you or other funds or assets of yours. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a beneficial owner of notes deemed to receive such a distribution. The treatment of constructive distributions made with respect to a note treated as a contingent payment debt instrument is not entirely clear. Holders should consult with their tax advisors regarding the treatment of a conversion or redemption of a note if such U.S. holder previously included in income any constructive distributions treated as dividend. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments,” “Description of Notes—Conversion Rights— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” and “Material U.S. Federal Income Tax Considerations.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after December 15, 2025 and before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

We are not contractually committed to allocate the net proceeds from this offering to Eligible Green Projects, and our failure to do so could adversely impact the value of the notes.

The market price of the notes may be impacted by any failure by us to allocate the net proceeds from this offering to Eligible Green Projects (as defined below) or to meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the notes. Although we intend to allocate all of the net proceeds from this offering to Eligible Green Projects as described in the section titled “Use of Proceeds,” there can be no assurance that the relevant project(s) or use(s) the subject of, or related to, any Eligible Green Projects will be capable of being implemented in or substantially in such manner and/or accordance with any timing schedule and that accordingly such proceeds will be totally or partially disbursed for such Eligible Green Projects. Nor can there be any assurance that such Eligible Green Projects will be completed within any specified period or at all or with the results or outcome as originally expected or anticipated by us. In addition, none of the underwriters of the notes or the trustee under the indenture governing the notes are responsible for assessing or verifying whether or not the Eligible Green Projects to which we allocate the net proceeds of the notes meet the criteria described in the section titled “Use of Proceeds,” or for the monitoring of the use of proceeds. Any such event or failure by us will not constitute an event of default under the notes. Additionally, the market price of the notes may be impacted by any failure by us to allocate an amount equal to the net proceeds from this offering to finance new and/or existing Eligible Green Projects or to satisfy the reporting and other undertakings therewith.

There can be no assurance that the use of proceeds of the notes to finance Eligible Green Projects will be suitable for the investment criteria of an investor.

We intend to use the net proceeds from this offering specifically for Eligible Green Projects. Prospective investors should review the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes, together with any other investigation such investor deems necessary. The examples of projects described in the section titled “Use of Proceeds” are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us in an amount equivalent to the net proceeds from the notes. We have significant flexibility in allocating an amount equivalent to the net proceeds from the notes, including reallocating the net proceeds in the event we no longer own assets to which we allocated amounts or if we determine in our discretion that projects receiving allocation no longer meet the criteria for Eligible Green Projects. In particular, no assurance is given that the use of such net proceeds for any Eligible Green Project will satisfy, whether in whole or in part, any present or future investor expectations or requirements in regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Green Projects.

Furthermore, it should be noted that there is currently no universally agreed upon definition (legal, regulatory or otherwise) of, nor market consensus as to, what constitutes, a “green” or “sustainable” or an equivalently labeled project or as to what precise attributes are required for a particular project to be defined as “green” or “sustainable” or such other equivalent label, nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that any projects or uses the subject of, or related to, any Eligible Green Projects will meet any or all investor expectations regarding such “green” or “sustainable” or other equivalently-labeled performance objectives or that any adverse environmental, social and/or other impacts will not occur during the implementation of any projects or uses the subject of, or related to, any Eligible Green Projects.

In the event that the notes are listed or admitted to trading on any dedicated “green,” “environmental,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market (whether or not regulated) in the future, no representation or assurance is given that such listing or admission satisfies, whether in whole or in part, any present or future investor expectations or requirements in regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Green Projects. Furthermore, it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another. Nor is any representation or assurance given or made that any such listing or admission to trading will be obtained in respect of the notes or, if obtained, that any such listing or admission to trading will be maintained during the life of the notes.

The value of the notes may be negatively affected to the extent that perception by investors of the suitability of the notes as “green” bonds deteriorates or demand for sustainability or environmental themed investment products diminishes.

Perception by investors of the suitability of the notes as “green” bonds could be negatively affected by dissatisfaction with our compliance with the framework for determining Eligible Green Projects described under “Use of Proceeds,” controversies involving the environmental or sustainability impact of our business or industry and evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds. Additionally, the Eligible Green Projects to which we intend to allocate the net proceeds of the notes or other funds in an amount equal thereto may have complex direct or indirect environmental or sustainability impacts, and adverse environmental impacts may occur during the design, construction and operation of such Eligible Green Projects. Such Eligible Green Projects may become controversial or criticized by activist groups or other stakeholders. No representation is made by us, any underwriter, the trustee under the indenture governing the notes or any other person as to the suitability of the notes to meet or fulfill environmental or sustainability criteria, expectations, impact or performance required by prospective investors, any stock exchange or securities market. The value of the notes may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investor or the market in general as to the suitability of this offering as “green” bonds. The value of the notes may be also negatively affected to the extent demand for sustainability-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability or environmental themed investing or for other reasons.

Our management may spend the proceeds of this offering and, if consummated the concurrent offering, in ways with which you may disagree or that may not be profitable.

Although we have described in this prospectus supplement, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering and, if it is consummated, the concurrent offering, our management will have broad discretion to apply the net proceeds, and investors will rely on our management’s judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value.

The accounting method for the notes could adversely affect our reported financial results.

The accounting method for reflecting the shares of our common stock underlying the notes in our reported diluted earnings per share may adversely affect our reported earnings and financial condition. We expect that, under applicable accounting principles, the shares underlying the notes will be reflected in our diluted earnings per share using the “if-converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

In addition, there may be embedded features within the convertible notes that under applicable accounting standards could require us to separately account for the features as an embedded derivative. Under this treatment, the embedded derivative would be measured at its fair value and accounted for separately as a liability that is marked-to-market at the end of each reporting period. The initial value allocated to an embedded derivative would be treated as a debt discount that is amortized into interest expense over the term of the notes. For each financial statement period after the issuance of the notes, a gain or loss would be reported in our statement of operations to the extent the valuation of the embedded derivative changes from the previous period. This accounting treatment would subject our reported net income (loss) to significant non-cash volatility.

In addition, as a result of the amortization of the debt discount, the interest expense associated with the notes will be greater than the coupon rate on the notes, which will result in lower reported net income or higher reported net loss.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

The sale or availability for sale of shares issuable upon conversion of the notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of common stock issuable in connection with the conversion of the notes.

To the extent that one or more investors in the notes sell shares of our common stock issued upon conversion of the notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of the common stock issuable in connection with the conversion of the notes and could depress the trading price of the notes.

U.S. holders will recognize income for U.S. federal income tax purposes in excess of the current cash payments on the notes and will recognize ordinary income on the disposition of the notes at a gain.

Pursuant to the terms of the indenture, we and each beneficial owner of the notes will agree to treat the notes, for U.S. federal income tax purposes, as “contingent payment debt instruments” and to be bound by our application of the contingent payment debt regulations to the notes, including our determination of the comparable yield of the notes and the related projected payment schedule. Under this characterization, the notes will be treated as issued with original issue discount for U.S. federal income tax purposes, and each “U.S. holder” (as defined in “Material U.S. Federal Income Tax Considerations”) will generally be required to accrue and include in income (as ordinary income) original issue discount (subject to certain adjustments) on a constant-yield basis, based on the rate at which we would issue a noncontingent, nonconvertible debt instrument with terms and conditions otherwise comparable to the terms of the notes, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. We have determined that this rate is         % per annum, compounded semi-annually. The amount of interest required to be included in income for each year will therefore generally exceed the interest payments on the notes in that year. In addition, U.S. holders will recognize ordinary income, rather than capital gain, on the sale, conversion, exchange, redemption, retirement or other taxable disposition of a note at a gain. The amount realized by a U.S. holder on a conversion will equal the amount of cash plus the fair market value of common stock received. You should review the discussion in this prospectus supplement under the heading “Material U.S. Federal Income Tax Considerations” and consult your tax advisor regarding the tax treatment of the notes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “potential,” “target,” “goal,” “strategy,” “seem,” “seek,” “future,” “outlook,” and similar expressions are intended to identify forward looking statements. These are statements that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to:

•

statements regarding the company’s expectations regarding its business and the potential benefits received from the planned integrated offering of trucks and fueling solutions, including the Tre fuel cell electric trucks and mobile fuelers, and its belief that its integrated fueling and charging systems will create competitive benefits;

•	the potential benefits received from the company’s hydrogen production, offtake, distribution and dispensing plans;

•	the expected performance and specifications of company vehicles and hydrogen production, distribution and fueling solutions;

•	the benefits and attributes of the company’s business model and strategy;

•	the company’s expectations for its trucks and market acceptance of electric trucks;

•	expected benefits of the company’s strategic partnerships;

•	the company’s plans with respect to its potential leasing arrangements;

•	the company’s plans with respect to its maintenance and service program;

•	our future capital requirements and ability to raise capital;

•	expected uses of our common stock;

•	beliefs regarding our competitive position;

•	market opportunity;

•	expectations regarding expense levels;

•

expected scope, costs and timing related to the battery-electric truck recall, including the nature of the repairs, expected costs to repair the vehicles and timing of such expenses, and any potential offsets, timing of battery replacement and truck deliveries;

•	our financial and business performance;

•	expected timing with respect to the build out of our manufacturing facility, and production and attributes of our fuel cell electric trucks and battery electric trucks;

•	expectations regarding our hydrogen fuel station rollout plan;

•	timing of completion of validation testing, volume production and other milestones;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the execution of definitive agreements with our business partners and the success of our planned collaborations;

•	the failure to convert LOIs or MOUs into binding orders;

•	the cancellation of orders;

•	our future capital requirements and sources and uses of cash;

•	costs of capital;

•	the outcome of investigations, litigation, complaints, product liability claims and/or adverse publicity;

•	the implementation, market acceptance and success of our business model;

•	developments relating to our competitors and industry;

•	the impact of health epidemics on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain funding for our operations and planned operations;

•	the impact of inflation on our business;

•	our business, expansion plans and opportunities;

•	our ability to achieve cost reductions for our vehicles;

•	customer demand for our trucks;

•	assumptions regarding our recall campaign;

•	the continued availability of government incentives;

•	changes in applicable laws or regulations; and

•	anticipated trends and challenges in our business and the markets in which we operate.

These statements are subject to known and unknown risks and uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	our ability to execute our business model, including market acceptance of our products and planned services;

•	changes in applicable laws or regulations;

•	risks associated with the outcome of any legal, regulatory, or judicial proceedings;

•	the effect of the COVID-19 pandemic on our business;

•	our ability to raise capital;

•	our ability to compete;

•	our ability to service or repay our debt;

•	the success of our business collaborations;

•	regulatory developments;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•

risks related to the recall, including higher than expected costs, the discovery of additional problems, delays retrofitting the trucks and delivering such trucks to customers, supply chain and other issues that may create additional delays, order cancellations as a result of the recall, litigation, complaints and/or product liability claims, and reputational harm;

•	our history of operating losses; and

•

other risks and uncertainties described in the registration statement of which this prospectus supplement forms a part, including those under the section entitled “Risk Factors” and those incorporated by reference herein.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

These forward-looking statements made by us in this prospectus supplement, the accompanying prospectus or any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated herein by reference.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $     million (or approximately $     million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.

We intend to allocate an amount equal to the net proceeds from this offering to finance, refinance or make direct investments in, in whole or in part, one or more new or recently completed (within the 24 months prior to the issue dates of the notes), current and/or future eligible projects as further described below, such projects referred to herein as the Eligible Green Projects, in alignment with the guidelines of the Green Bond Principles, 2021 (with June 2022 Appendix I). Pending full allocation of an amount equal to the net proceeds from this offering and, if it is consummated, the concurrent offering to Eligible Green Projects, we may temporarily invest the net proceeds in cash or other short term and liquid instruments, and we will not knowingly invest in operations that result in an overall net increase in greenhouse gas emissions.

Eligible Green Projects include expenditures relating to financings or refinancing new and/or existing one or more of the following:

•

Clean Transportation, including the design, development, manufacturing, maintenance, and operation of electric trucks and associated infrastructure. Example projects may include but are not limited to, the design, engineering, and manufacturing of electric trucks for commercial use, building production capacity for electric trucks and battery cells, installation of fleet charging and fueling solutions, design, purchasing, engineering and manufacturing of electric vehicle charging/fueling componentry, permitting or compliance expenditures to enable operation of fixed or flexible fueling solutions and purchase of permanent fueling equipment for build out of permanent infrastructure.

•

Renewable Energy, including the construction, development, acquisition, maintenance, and operation of renewable energy generation. Example projects may include, but are not limited to, on-site renewable energy projects and renewable energy power purchase agreements.

•

Circular Economy Adapted Products, Production Technologies and Processes, including circular economy adapted products, production technologies and manufacturing processes. Example projects may include, but are not limited to, repurposing or recycling of battery packs and remanufacturing of high value components, process development for the recycling of critical materials in components, reusable and returnable packaging process for vehicle components and waste diversion and reduction programs.

•

Energy Efficiency, including projects related to using or improving energy efficiency in new construction, building retrofits, and energy efficiency upgrades. Example projects may include, but are not limited to, equipment installation, replacement and retrofit, degasifying & electrification, commissioning and retro-commissioning and combined heat and power applications.

•

Pollution Prevention and Control, including the reduction of air emissions, greenhouse gas control, soil remediation and energy/ emission-efficient waste to energy. Example projects may include, but are not limited to, decarbonization efforts to mitigate and reduce greenhouse gas emissions, waste water treatment and water recycling capabilities and recycling and recovery of hazardous waste.

The expenditures in each category described above may include those made by us or any of our subsidiaries beginning with the issue date of the notes or up to 24 months prior to the issue date of the notes.

Process for Project Evaluation and Selection

We periodically consider the environmental and social impacts of our businesses and how we can mitigate impacts on communities in which we operate. The Nikola team will review and select projects that align with our Green Bond Framework. Final allocation will be reviewed and approved by our senior leadership team including our Chief Executive Officer, Chief Financial Officer and President of Energy.

Management of Proceeds

Our executive, finance and accounting teams will track the allocation of net proceeds from such green bonds to identified Eligible Green Projects. We intend to allocate or earmark an amount equal to the net proceeds from each issuance of green bonds under our framework to the financing and/or refinancing of recently completed (within the prior 24 months), current and/or future eligible Green Projects consistent with the use of proceeds criteria and our evaluation and selection process. Any proceeds that have not been allocated may be held temporarily in Nikola’s cash investment accounts, in cash or other short term and liquid instruments. In the case of divestment or if a project no longer meets the eligibility criteria, the funds will be reallocated to other projects meeting our eligibility criteria as soon as reasonably practicable. Payment of principal and interest will be made from our general account and will not be linked to the performance of projects to which amounts were allocated.

Reporting

Annually, until all the proceeds from this offering have been fully allocated, and on a timely basis in case of material developments, we will publish on our website a Green Bond Report that will include (i) the amount of net proceeds allocated to each Eligible Green Project either individually or by category, subject to confidentiality considerations; (ii) expected impact metrics, where feasible; (iii) a selection of brief project descriptions; and (iv) the outstanding amount of net proceeds to be allocated to Eligible Green Projects at the end of the reporting period.

Our executive, finance, and accounting teams will track the allocation of net proceeds from such green bonds to identified Eligible Green Projects.

Examples of key performance indicators include:

•	Clean Transportation:

•	Number of Electric or Hydrogen Fuel Cell Electric Vehicles Manufactured

•	Number of Kilograms of Hydrogen Fuel dispensed

•	Renewable Energy:

•	Annual GHG emissions reduced / avoided [TCO2]

•	Renewable energy capacity commitments [MW]

Information contained in, or accessible through, our website and in our Green Bond Report is not incorporated in, and is not part of, this prospectus supplement or any other report or filing we make with the SEC. Neither the notes nor the indenture requires us to use the net proceeds from the sale of the notes as described above, and any failure by us to comply with the foregoing will not constitute a breach of or default under the notes or the indenture. The above description of the use of the proceeds from the sale of the notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the notes or the indenture that will govern the notes.

External Review

We expect that our Green Bond Report will be accompanied by (i) assertions by management that an amount equal to the specified portion of the net proceeds from this offering was allocated to Eligible Green Projects and (ii) an attestation report from an independent accountant in respect of its examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Green Bond Principles, 2021

As noted above, we intend to allocate an amount equal to the net proceeds from this offering to finance Eligible Green Projects in alignment with the guidelines of the Green Bond Principles, 2021 (with June 2022 Appendix I). These principles are voluntary process guidelines that were developed by an industry working group administered by the International Capital Markets Association and outlines best practices through global guidelines and recommendations that promote transparency, disclosure, and integrity in the development of the green bond market.

We intend to use the net proceeds from the concurrent offering for working capital and general corporate purposes.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of September 30, 2023:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance and sale of $200,000,000 aggregate principal amount of the notes we are offering, after deducting the underwriters’ discounts and commissions and our estimated offering expenses; and

•

on a pro forma as adjusted basis to give further effect to the issuance and sale of our common stock in the concurrent offering (assuming no exercise of the option of the underwriters of the concurrent offering to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the concurrent offering is consummated.

The information in the table below is illustrative only, and our capitalization following the completion of this offering and the concurrent offering, if it is completed, will depend on the final terms of the offerings. Moreover, because the completion of this offering is not contingent on the completion of the concurrent offering, you should not assume that the concurrent offering, as reflected in the pro forma as adjusted column in the table below, will take place.

This table should be read in conjunction with the other information included or incorporated by reference this prospectus supplement, including our consolidated financial statements and related notes.

	As of September 30, 2023
	Actual	As adjusted		Pro forma as adjusted
	(In thousands, except share and per share data)
Cash and cash equivalents	$362,850	$		$

Debt:
Collateralized note(1)	$3,187		$3,187		$3,187
Insurance premium financing(1)	3,673		$3,673		$3,673
Series A-2 senior convertible notes due 2024(1)(2)	32,381		32,381		32,381
Convertible senior PIK toggle notes due 2026(3)(4)	132,605		132,605		132,605
% green convertible senior notes due 2026 we are offering(5)	—		200,000		200,000

Total debt(7)	171,846		371,846		371,846

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 150,000,000 shares authorized, no shares outstanding, actual, as adjusted and pro forma as adjusted	—		—		—
Common stock, $0.0001 par value per share; 1,600,000,000 shares authorized; 992,033,979 shares outstanding, actual and as adjusted; shares outstanding, pro forma as adjusted(6)	99		99
Additional paid-in capital	3,520,890		3,520,890
Accumulated deficit	(2,917,473)		(2,917,473)		(2,917,473)
Accumulated other comprehensive loss	52		52		52

Total stockholders’ equity(5)	603,568		603,568

Total capitalization(5)	$775,414		$975,414	$

(1)	Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.

(2)

The holders of the remaining outstanding Series A-2 senior convertible notes due 2024, or the Series A-2 Notes, exercised their conversion rights and converted their notes into 30,231,974 shares of our common stock.

(3)

Consists of approximately $117.0 million principal amount of our convertible senior PIK toggle notes due 2026 that we issued in June 2022, or the June 2022 PIK Toggle Notes, and $11.0 million principal amount of our convertible senior PIK toggle notes due 2026 that we issued in June 2023, or the June 2023 PIK Toggle Notes, and, together with the June 2022 PIK Toggle Notes, the PIK Toggle Notes, together with approximately $4.3 million and $0.2 million additional principal amount of June 2022 PIK Toggle Notes and June 2023 PIK Toggle Notes, respectively, that we accrued in connection with our expectation to elect to pay interest on the applicable series of PIK Toggle Notes in the form of additional PIK Toggle Notes, or PIK Interest. See “Description of Other Indebtedness—8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026” and “Description of Other Indebtedness— 8.00% / 8.00% Convertible Senior PIK Toggle Notes due 2026.”

(4)	Reflects principal amount outstanding, plus accrued PIK interest, without deduction for debt discounts or issuance costs.
(5)

The amounts shown in the table above for the notes we are offering represent their principal amount. See “Risk Factors—The accounting method for the notes could adversely affect our reported financial results.”

(6)

The number of shares of common stock included in the table above is based on 992,033,979 shares of common stock outstanding as of September 30, 2023, and excludes the following, in each case, as of such date:

•	15,158,448 shares issuable upon the exercise of outstanding options granted under the 2017 Option Plan, with a weighted-average exercise price of $1.39 per share;

•	36,359,692 shares available for future issuance under the 2020 Stock Plan;

•	4,000,000 shares available for future issuance under the 2020 ESPP;

•	16,301,793 shares underlying restricted stock units, or RSUs, granted pursuant to the 2020 Stock Plan;

•	464,248 shares issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $11.50 per share;

•	376,935 shares issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $96.96 per share;

•	250,416 shares issuable upon the exercise of outstanding warrants to purchase common stock, with a weighted-average exercise price of $39.68 per share;

•

approximately 24,809,547 shares underlying the PIK Toggle Notes, and up to 5,338,301 shares underlying the maximum principal amount of notes potentially issuable as PIK interest payments on the PIK Toggle Notes;

•	37,077,951 shares reserved for related to the Series A-2 Notes; and

•	up to 64,351 shares available for future issuance under the Romeo 2020 Long-Term Incentive Plan.

(7)	Excludes finance lease liabilities and financing obligations.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. In addition, the terms of the credit agreement restrict our ability to pay dividends. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture, between us and the trustee (the base indenture, as so supplemented, the “indenture”), each to be dated as of the initial closing date of this offering.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

References to “we,” “us” and “our” in this section refer to Nikola Corporation only and not to any of its subsidiaries. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise.

Generally

The notes will:

•	be our senior, unsecured obligations;

•	initially be limited to an aggregate principal amount of $200,000,000 (or $230,000,000, if the underwriters fully exercise their option to purchase additional notes);

•	bear interest from, and including, , 2023, at an annual rate of %, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2024;

•	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

•	mature on December 15, 2026, unless earlier repurchased, redeemed or converted;

•

be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after December 15, 2025 and before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a regular record date to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “—Optional Redemption”;

•

be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs prior to the maturity date, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•	be convertible, at the noteholders’ option, into:

•

shares of our common stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of                  shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $     per share); and

•	a coupon make-whole premium payable in cash,

under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;

•	be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•

initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of, or notice to, any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue on, the first interest payment date for, and, if applicable, restrictions on transfer in respect of, such additional notes). However, such additional notes must be identified by one or more separate CUSIP numbers or by no CUSIP number if they are not fungible with other notes we issue under the indenture for purposes of federal income tax or federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”).

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Pursuant to the indenture, we and each beneficial owner of the notes generally will agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the Treasury Regulations governing contingent payment debt instruments and to be bound by our application of the contingent payment debt regulations to the notes, including our determination of the comparable yield of the notes and the related projected payment schedule. We have determined that the comparable yield of the notes is     % per annum, compounded semiannually.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through privately negotiated transactions or private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives, in each case, without prior notice to, or consent of, the holders. The indenture requires us to promptly deliver to the trustee for cancellation all notes that we or our subsidiaries have purchased or otherwise acquired.

Payments on the Notes

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

•

if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Transfers and Exchanges

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the depositary procedures. See “—Book Entry, Settlement and Clearance.”

Interest

The notes will bear cash interest at an annual rate of         %, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2024, to the noteholders of record of the notes as of the close of business on the immediately preceding June 1 and December 1, respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.

Ranking

The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current and future subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any secured indebtedness of that subsidiary, to the extent of the value of the assets securing that indebtedness, and, if applicable, would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes, including to pay cash for the fundamental change repurchase price if a holder requires us to repurchase notes upon a fundamental change as described below.

As of September 30, 2023, excluding our subsidiaries and intercompany indebtedness, we had approximately $3.2 million principal amount of secured indebtedness for borrowed money and approximately $168.7 million principal amount of unsecured indebtedness for borrowed money, all of which was senior indebtedness, and our subsidiaries did not have material indebtedness for borrowed money or other liabilities, excluding intercompany liabilities.

See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption

We may not redeem the notes at our option at any time before December 15, 2025. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after December 15, 2025 and before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of common stock exceeds 175% of the “conversion price” (as defined below under the caption “—Definitions”) on each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $100.0 million.

The redemption date will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the date we send the related redemption notice, as described below.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.

If we decide to redeem fewer than all of the outstanding notes, then the notes to be redeemed will be selected in accordance with the depositary procedures, in the case of notes represented by a global note, or, in the case of physical notes, we will select the notes to be redeemed by lot, on a pro rata basis or by another method we deem fair and appropriate.

If only a portion of your notes are selected for redemption and you convert a portion of such notes, the converted portion will be deemed to be from the portion selected for redemption.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including a rescission resulting from the payment of the related redemption price and any related interest described above on the redemption date).

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination) into consideration consisting of:

•

shares of our common stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of              shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $     per share); and

•	a cash amount equal to the “coupon make-whole premium” (as defined below under the caption “—Definitions”) for such converted notes.

Noteholders may convert their notes at any time until the close of business on the second “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date. However, if we call any note for redemption, then the holder of such note may not convert such note after the close of business on the second business day immediately before the applicable redemption date, except to the extent we fail to pay the redemption price for such note in accordance with the indenture (in which case, a holder of notes may convert such notes until the redemption price has been paid or duly provided for).

Treatment of Interest Upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted. Except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

•

the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

•	if we have specified a redemption date that is after such regular record date and on or before the second business day immediately after such interest payment date;

•	if such conversion date occurs after the regular record date immediately before the maturity date;

•

if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

•	to the extent of any special interest, overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date, or immediately before any redemption date or fundamental change repurchase date described in the bullets in the preceding paragraph, will receive the full interest payment that would have been due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted after such regular record date.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•	deliver such note, together with such completed and signed conversion notice, to the conversion agent (at which time such conversion will become irrevocable);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name, in which case the noteholder must pay that tax.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.

Settlement Upon Conversion

Upon conversion of any note, we will deliver, for each $1,000 principal amount of such note being converted, (i) a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion; and (ii) a cash amount equal to the coupon make-whole premium in respect of such $1,000 principal amount. However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on the last reported sale price per share of our common stock on the conversion date for such conversion (or, if such conversion date is not a trading day, the immediately preceding trading day).

Except as described below under the caption “—Conversion Rate Adjustments,” we will pay or deliver, as applicable, the consideration due in respect of conversion on or before the second business day immediately after the conversion date for such conversion.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on the conversion date for such conversion.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)

Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination, as applicable.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)

Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)	Spin-Offs and Other Distributed Property.

(a)

Distributions Other than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•

dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

•	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, other assets or property, or rights, options or warrants to acquire our capital stock or other securities distributed per share of our common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)

Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, if the conversion date for a note to be converted occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not so made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)

Cash Dividends or Distributions. If we, directly or indirectly, make any cash dividend or distribution to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and

D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)

Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock, which offer is subject to the then applicable tender offer rules under the Exchange Act (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the conversion date for a note to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•

the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any “evergreen” plan) of, or assumed by, us or any of our subsidiaries;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

•	solely a change in the par value of our common stock; or

•	accrued and unpaid interest on the notes.

All calculations with respect to the conversion rate and adjustments thereto will be made to the nearest 1/10,000th of a share of our common stock (with 5/100,000ths rounded upward).

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A holder or beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of common stock in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1%

to the conversion rate; (ii) the conversion date of any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) June 15, 2026, in each case, except to the extent such adjustments have already been given effect. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

•	a note is to be converted;

•

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date;

•	the consideration due upon such conversion includes any whole shares of our common stock; and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

•

a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;

•	a note is to be converted;

•	the conversion date for such conversion occurs on or after such ex-dividend date and on or before the related record date;

•	the consideration due upon such conversion includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then (x) such conversion rate adjustment will not be given effect for such conversion; (y) the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs prior to the maturity date and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate per $1,000 principal amount of notes applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the effective date and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

Stock Price
Effective Date	$	$	$	$	$	$	$	$
, 2023
December 15, 2024
December 15, 2025
December 15, 2026

If such effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the effective date is between two dates in the table above, then the number of additional shares by which the conversion rate will be increased will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•

if the stock price is (x) greater than $     per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”) or (y) less than $     per share (subject to adjustment in the same manner), then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds             shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Notice of Make-Whole Fundamental Change

If a make-whole fundamental change occurs prior to the maturity date, then, promptly and in no event later than the business day immediately after the effective date of such make-whole fundamental change, we will notify the noteholders of the occurrence of such make-whole fundamental change and of such effective date.

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

•

recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•	other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property; and

•

for these purposes, the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as reasonably practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee, without the need for the consent of any noteholder, a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders no later than the effective date of the common stock change event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), we will make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs prior to the maturity date, then each noteholder will have the right (the “fundamental change repurchase right”), at its option, to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including a rescission resulting from the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including any tender offer rules under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had we repurchased such note.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

•	the reference property of such common stock change event consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

•

we timely send the notice relating to such common stock change event pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event—Notice of Common Stock Change Event” and include, in such notice, certain information set forth in the indenture, including a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

The repurchase rights of the noteholders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition or results of operations. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect noteholders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, noteholders may not be entitled to require us to repurchase their notes, or be entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” in circumstances involving a significant change in the composition of our board of directors unless such change is in connection with a fundamental change or make-whole fundamental change as described in this “Description of Notes” section.

The definition of “fundamental change” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a noteholder to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price for all notes validly tendered for repurchase and not withdrawn. Our ability to repurchase the notes for cash may also be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then-existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, and our other indebtedness may limit our ability to repurchase the notes.” If we fail to repurchase the notes when required following a fundamental change, then we will be in default under the indenture. In addition, we have, and may in the future incur other, indebtedness with similar change-in-control provisions permitting the holders of such indebtedness to accelerate or to require us to repurchase such indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger or Sale.”

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

•

the resulting, surviving or transferee person is us or, if not us, is a corporation (the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At or before the effective time of a business combination event, we will deliver to the trustee an officer’s certificate and opinion of counsel, each stating that (i) such business combination event (and, if applicable, the related supplemental indenture) comply with the provision described in the preceding sentence; and (ii) all conditions precedent to such business combination event provided in the indenture have been satisfied.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default.”

Generally

An “event of default” means the occurrence of any of the following:

(1)

a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)	a default for 30 days in the payment when due of interest on any note;

(3)

our failure to deliver, when required by the indenture, a fundamental change notice or a notice of a make-whole fundamental change pursuant to the provisions described above under the caption “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Notice of Make-Whole Fundamental Change,” and such failure continues for a period of five business days;

(4)	a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto;

(5)	a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;

(6)

a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after written notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)

a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $30,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•

constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

•	results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such acceleration has not, after the expiration of any applicable grace period, been rescinded or annulled or such failure to pay or default has not been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding;

(8)

one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $30,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest and coupon make-whole premium, if any, on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest and coupon make-whole premium, if any, on, all of the notes then outstanding to become due and payable immediately. For purposes of determining the amounts due upon acceleration of any notes, the coupon make-whole premium will be calculated assuming that the date those amounts are paid were a conversion date, and, for the avoidance of doubt, the coupon make-whole premium on those notes will be payable upon acceleration regardless of whether any notes have been converted.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest , or the coupon make-whole premium, on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Notice of Defaults

If a default or event of default occurs, then we will promptly notify the trustee, setting forth what action we are taking or propose to take with respect thereto. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest or any coupon make-whole premium on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

•	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

•

such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

•	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•

during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “—Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price or redemption price for, or any interest or coupon make-whole premium on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election with respect to a reporting event of default, then (i) on or after the 181st day after such reporting event of default has occurred (if such reporting event of default is not cured or waived prior to such 181st day), (a) the notes will be subject to acceleration as described above on account of such reporting event of default; and (b) special interest will cease to accrue on any notes; and (ii) the notes will be subject to acceleration as described above on account of such reporting event of default if we fail to pay any accrued and unpaid special interest when due at any time during the first 180 calendar days after the date on which such reporting event of default first occurred.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and, during the period in which such reporting event of default has occurred and is continuing, will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which special interest accrues and, from, and including, the 91st day to, and including, the 180th day, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification of the Indenture.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

•	reduce the principal, or change the stated maturity, of any note;

•	reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

•	reduce the rate, or extend the time for the payment, of interest on any note;

•	make any change that adversely affects the conversion rights of any note;

•

impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price or redemption price for, or any interest or coupon make-whole premium on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

•	change the ranking of the notes;

•	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

•	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, redemption date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

•	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

•	add guarantees with respect to our obligations under the indenture or the notes;

•	secure the notes;

•	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•

provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

•

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;

•	evidence or provide for the acceptance of the appointment of a successor trustee;

•

conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	provide for or confirm the issuance of additional notes pursuant to the indenture;

•

provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

•	comply with the rules of any applicable securities depositary for the notes, including DTC, so long as such amendment does not adversely affect the rights of any holder; or

•

make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

A consent of any noteholder under this section titled “—Modification and Amendment” need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver. As soon as reasonably practicable after any amendment, supplement or waiver becomes effective, we will send to the noteholders notice that (i) describes the substance of such amendment, supplement or waiver in reasonable detail; and (ii) states the effective date thereof. However, we will not be required to provide such notice to the noteholders if such amendment, supplement or waiver is included in a periodic report filed by us with the SEC within four business days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

Discharge

For purposes of the notes, the description below under this section titled “—Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance.”

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.

The notes will not be subject to any defeasance provisions.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, accrued interest on the notes, the coupon make-whole premium, the redemption price, the fundamental change repurchase price and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business. For example, the trustee is and was the indenture trustee under the indentures governing other senior convertible notes issued by us, including the PIK Toggle Notes.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

For purposes of the notes, the description below under this section titled “—No Personal Liability of Directors, Officers, Employees and Stockholders” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—No Individual Liability of Incorporators, Stockholders, Officers or Directors.”

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Close of business” means 5:00 p.m., New York City time.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means          shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Coupon make-whole premium” means, for any note to be converted, an amount equal to the present value, as of the conversion date for such conversion, of all regularly scheduled stated interest payments (excluding, for the avoidance of doubt, any special interest or overdue interest) due on such note on each interest payment date occurring after such conversion date and on or before the maturity date, such present value to be computed using a discount rate equal to the treasury rate as of such conversion date plus 50 basis points; provided, however, that, for purposes of this definition, the amount of stated interest due on the interest payment date immediately after such conversion date will be deemed to be the following amount: (i) if such conversion date is after a regular record date and on or before the next interest payment date, zero (and, for the avoidance of doubt, the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid stated interest that would have accrued on such note to, but excluding, such interest payment date); and (ii) in all other cases, the full amount of stated interest due on such note on the interest payment date immediately after such conversion date.

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files Schedule TO (or any successor schedule) or any schedule, form or report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock; provided; however, that no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv) our common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act (and, in the case of clause (i) above, in accordance with the proviso to such clause).

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include any of the underwriters. The last reported sale price will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Make-whole fundamental change” means a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition).

“Make-whole fundamental change conversion period” means, with respect to a make-whole fundamental change, the period from, and including, the effective date of such make-whole fundamental change to, and including, the 35th trading day after such effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date).

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Maturity date” means December 15, 2026.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, (i) if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $10,000,000; and (ii) each of Romeo Power, Inc., a Delaware corporation, Romeo Systems, Inc., a Delaware corporation, and Romeo Systems Technology, LLC, a Delaware limited liability company, will be deemed not to be a significant subsidiary solely in respect of the assets of such entity included in our consolidated balance sheet as of December 31, 2022, provided, that this clause (ii) will cease to be of any force or effect from and after January 1, 2024.

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.

“Treasury rate” means, as of any conversion date, the yield to maturity, as of such conversion date, of United States Treasury securities with a constant maturity using the I25 active treasury curve as displayed on the Bloomberg page “GC<GO>” (or, if such page is not available, its equivalent successor page) and interpolating the yield to maturity from such conversion date to the maturity date; provided, however, that if such period is less than one year, then the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

For purposes of the notes, the description below under this section titled “—Book Entry, Settlement and Clearance” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Forms of Securities.”

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

•

DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•

an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF OTHER INDEBTEDNESS

8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026

In June 2022, we completed a sale of $200.0 million aggregate principal amount of 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026, or the Series A PIK Notes, pursuant to an investment agreement, dated as of April 30, 2022, entered into by and among the Company, funds managed or advised by Antara Capital LP and Nikola Subsidiary Corporation, a wholly owned subsidiary of the Company. As of September 30, 2023, $117.0 million of the Series A PIK Notes remain outstanding, which includes accrued PIK interest through the last interest payment date.

The Series A PIK Notes are senior, unsecured obligations of the Company and any guarantor, bearing interest at a rate of 8.00% per annum, to the extent paid in cash, and 11.00% per annum, to the extent paid in kind through an increase in the principal amount of the Series A PIK Notes. The Company can elect to make any interest payment through cash, payment in kind through an increase in the principal amount of notes or any combination thereof. Interest on the Series A PIK Notes is payable semi-annually in arrears on May 31 and November 30, commencing on November 30, 2022. The Series A PIK Notes will mature on May 31, 2026, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Series A PIK Notes are convertible at an initial conversion rate of 114.3602 shares of the Company’s common stock, $0.0001 par value per share, per $1,000 principal amount of Series A PIK Notes, subject to certain adjustments as provided in the note. Holders of the Series A PIK Notes will have the right to convert all or a portion of their Series A PIK Notes prior to the close of business on the business day immediately preceding February 28, 2026 only under the following circumstances: (i) during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2022 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Series A PIK Notes on each applicable trading day; (ii) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Series A PIK Notes for each trading day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of the Series A PIK Notes on each such trading day; (iii) if the Company calls such Series A PIK Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate events.

On or after February 28, 2026, holders of the Series A PIK Notes will have the right to convert all or a portion of their Series A PIK Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Series A PIK Notes will receive cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Series A PIK Notes include restrictive covenants that, subject to specified exceptions, limit the ability of the Company and its subsidiaries to incur secured debt in excess of $500.0 million, incur other subsidiary guarantees, and sell equity interests of any subsidiary that guarantees the Notes. The Series A PIK Notes include customary terms and covenants, including certain events of default after which (A) in the case of certain events of default described below (other than clause (viii) below with respect to the Company), the trustee or holders of 25% in aggregate principal amount of the Series A PIK Notes may accelerate the maturity of the Series A PIK Notes and the Series A PIK Notes, together with accrued and unpaid interest and premium, if applicable, will become due and payable immediately and (B) in the case of certain events of default described in clause (viii) below with respect to the Company, the Series A PIK Notes, together with accrued and unpaid interest and premium, if applicable, will become due and payable immediately. Such events of default include: (i) certain payment defaults on the Series A PIK Notes (which, in the case of a default in the payment of interest on the Series A PIK Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the applicable indenture within specified periods of time, if such failure is not cured within five business days; (iii) the Company’s failure to comply with certain covenants in the applicable indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) the Company’s failure in its obligation to convert a Series A PIK Note, if such default is not cured within five business days; (v) a default by the Company or any guarantor in their other obligations or agreements under the applicable indenture or the Series A PIK Note if such default is not cured or waived within 60 days after notice is given in accordance with the applicable indenture; (vi) certain defaults by the Company, any “significant subsidiary” of the Company (within the meaning of Regulation S-X), or any guarantor with respect to indebtedness for borrowed money of at least $30,000,000; (vii) certain failures by the Company, any significant subsidiary of the Company or any guarantor with respect to the payment of final judgments of at least $30,000,000; (viii) certain events of bankruptcy, insolvency and reorganization involving the Company, any significant subsidiary of the Company or any guarantor; and (ix) except as permitted under the applicable indenture, the guarantee (as defined in the applicable indenture) of any guarantor ceases to be in full force and effect, or such guarantor denies or disaffirms in writing its obligations under the applicable indenture of its guarantee.

8.00% / 8.00% Series C Convertible Senior PIK Toggle Notes due 2026

In June 2022, we completed a sale of $11.0 million aggregate principal amount of 8.00% / 8.00% Series C Convertible Senior PIK Toggle Notes due 2026, or the Series C PIK Notes, to certain funds managed or advised by Antara Capital LP As of September 30, 2023, $11.0 million of the Series C PIK Notes remain outstanding, which includes accrued PIK interest through the last interest payment date.

The Series C PIK Notes are senior, unsecured obligations of the Company and any guarantor, bearing interest at a rate of 8.00% per annum. The Company can elect to make any interest payment through cash, payment in kind through an increase in the principal amount of notes or any combination thereof. Interest on the Series C PIK Notes is payable semi-annually in arrears on June 30 and December 31, commencing on December 31, 2023. The Series C PIK Notes will mature on May 31, 2026, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Series C PIK Notes are convertible at an initial conversion rate of 674.4258 shares of Common Stock, per $1,000 principal amount of Series C PIK Notes, subject to certain adjustments as provided in the note, provided that the aggregate amount of shares issuable upon conversion of the Series C PIK Notes, regardless of the payment-in-kind interest capitalized, shall not exceed 7,418,683 shares of Common Stock. Holders of the Series C PIK Notes will have the right to convert all or a portion of their Series C PIK Notes prior to the close of business on the business day immediately preceding February 28, 2026 only under the following circumstances: (i) during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2022 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Series C PIK Notes on each applicable trading day; (ii) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Series C PIK Notes for each trading day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of the Series C PIK Notes on each such trading day; (iii) if the Company calls such Series C PIK Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate events

On or after February 28, 2026, holders of the Series C PIK Notes will have the right to convert all or a portion of their Series C PIK Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Series C PIK Notes will receive cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Series C PIK Notes include restrictive covenants that, subject to specified exceptions, limit the ability of the Company and its subsidiaries to incur secured debt in excess of $500.0 million, incur other subsidiary guarantees, and sell equity interests of any subsidiary that guarantees the Notes. The Series C PIK Notes include customary terms and covenants, including certain events of default after which (A) in the case of certain events of default described below (other than clause (viii) below with respect to the Company), the trustee or holders of 25% in aggregate principal amount of the Series C PIK Notes may accelerate the maturity of the Series C PIK Notes and the Series C PIK Notes, together with accrued and unpaid interest and premium, if applicable, will become due and payable immediately and (B) in the case of certain events of default described in clause (viii) below with respect to the Company, the Series C PIK Notes, together with accrued and unpaid interest and premium, if applicable, will become due and payable immediately. Such events of default include: (i) certain payment defaults on the Series C PIK Notes (which, in the case of a default in the payment of interest on the Series C PIK Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the applicable indenture within specified periods of time, if such failure is not cured within five business days; (iii) the Company’s failure to comply with certain covenants in the applicable indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) the Company’s failure in its obligation to convert a Series C PIK Note, if such default is not cured within five business days; (v) a default by the Company or any guarantor in their other obligations or agreements under the applicable indenture or the Series C PIK Note if such default is not cured or waived within 60 days after notice is given in accordance with the applicable indenture; (vi) certain defaults by the Company, any “significant subsidiary” of the Company (within the meaning of Regulation S-X), or any guarantor with respect to indebtedness for borrowed money of at least $30,000,000; (vii) certain failures by the Company, any significant subsidiary of the Company or any guarantor with respect to the payment of final judgments of at least $30,000,000; (viii) certain events of bankruptcy, insolvency and reorganization involving the Company, any significant subsidiary of the Company or any guarantor; and (ix) except as permitted under the applicable indenture, the guarantee (as defined in the applicable indenture) of any guarantor ceases to be in full force and effect, or such guarantor denies or disaffirms in writing its obligations under the applicable indenture of its guarantee.

5% Senior Convertible Notes due 2024

On August 21, 2023, we entered into a securities purchase agreement with certain purchasers for the sale of up to $325.0 million in initial principal amount of senior convertible notes, or the 5% Convertible Notes, in a registered direct offering. The Company consummated an initial closing for the sale of $125.0 million in aggregate principal amount of 5% Convertible Notes on August 21, 2023 and an additional closing on September 22, 2023 for the sale of $40.0 million in aggregate principal amount of 5% Convertible Notes. As of November 27, 2023, none of the 5% Convertible Notes remain outstanding.

The 5% Convertible Notes are senior, unsecured obligations of the Company, bearing interest at a rate of 5.00% per annum. Interest will be payable in cash or shares of Common Stock or in a combination of cash and shares of Common Stock, at the Company’s option. The interest rate will increase to an annual rate of 12.50% per annum upon the occurrence and during the continuance of an event of default under the 5% Convertible Notes. The 5% Convertible Notes will mature one year from their date of issuance, unless redeemed, repurchased or converted in accordance with their terms prior to such date. Upon any conversion, redemption or other repayment of a 5% Convertible Note, a “make-whole” amount equal to the amount of additional interest that would accrue under such 5% Convertible Note at the interest rate then in effect assuming that the outstanding principal of such Notes remained outstanding through and including the maturity date of such 5% Convertible Note.

Subject to provisions regarding adjustments to the conversion rate in the case of an event of default or a change of control, all or any portion of the principal amount of each 5% Convertible Note, plus accrued and unpaid interest, any make-whole amount and any late charges thereon (, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of Common Stock at a conversion price per share equal to the lowest of (i) a

“reference price” of $2.94, subject to certain adjustments, (ii) the greater of (x) a “floor price” of $0.38, or the Floor Price, and (y) the volume weighted average price, or VWAP, of the Common Stock as of the conversion date, and (iii) the greater of (x) the Floor Price, and as elected by the converting noteholder, (y) either (X) depending on the delivery time of the applicable conversion notice, (1) the VWAP as of the applicable conversion date or (2) the VWAP immediately prior to the applicable conversion date and (Y) 95% of the average VWAP for the three trading days commencing on, and including, the applicable conversion date, subject to adjustment in accordance with the terms of the 5% Convertible Notes.

The 5% Convertible Notes contain customary affirmative and negative covenants regarding the rank of the 5% Convertible Notes, the incurrence of indebtedness, the repayment of indebtedness, transactions with affiliates, and restrictions on the issuance of securities, among other customary matters.

The 5% Convertible Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the 5% Convertible Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the 5% Convertible Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the 5% Convertible Notes.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock. This description is only a summary. Our restated certificate of incorporation, or our Certificate of Incorporation, and our amended and restated bylaws, or our Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference into the prospectus and this prospectus supplement. You should read our Certificate of Incorporation and our Bylaws for additional information before you invest in our common stock. See “Where You Can Find More Information.”

Authorized and Outstanding Common Stock

Our Certificate of Incorporation authorizes the issuance of 1,600,000,000 shares of common stock, $0.0001 par value per share. As of November 27, 2023, there were 1,024,299,702 shares of common stock issued and outstanding, and as of November 27, 2023, there were 166 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other nominees on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of outstanding shares of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically. We have not paid any cash dividends to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Holders of our common stock have no preemptive, conversion or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Registration Rights

On June 3, 2020, we entered into a Registration Rights and Lock-Up Agreement with certain of our stockholders, or the Holders. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company’s securities held by such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

We generally must pay all expenses relating to any such registrations, other than underwriting discounts and selling commissions. The terms of the registration rights are specified in the relevant registration rights agreement.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws, described below, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Special Meetings of Stockholders

Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in our Bylaws. Our Bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our board of directors, (ii) our Secretary, at the request of the Chairman of our board, (iii) our executive chairman, or (iv) the vote of the stockholders owning not less than 25% of our issued and outstanding stock; provided that our board of directors approves such stockholder request for a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior the anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no later than the close of business on the latter of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and our Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. Our Certificate of Incorporation also requires the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, Section 203 defines a “business combination” to include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” as a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.

Certain of the provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Delaware law and our Certificate of Incorporation provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is traded on The Nasdaq Global Select Market under the symbol “NKLA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations with respect to the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of the shares of common stock into which the notes may be converted but does not purport to be a complete analysis of all the potential tax effects or considerations relating thereto. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect.

Although no statutory or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes, the U.S. Internal Revenue Service, or the IRS, issued Revenue Ruling 2002-31 addressing the U.S. federal income tax classification and treatment of instruments having certain features similar to the notes and concluded that the instruments addressed in that published guidance were subject to the regulations governing contingent payment debt instruments. This ruling supports certain aspects of the treatment described below. However, Revenue Ruling 2002-31 is limited to its particular facts. In addition, no rulings have been or are expected to be sought from the IRS with respect to the U.S. federal income tax consequences regarding the matters discussed below. As a result, there can be no assurance that the IRS will not take a different position concerning the tax consequences discussed below or that any such position would not be sustained by a court.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks, thrifts or other financial institutions, U.S. expatriates or certain former citizens or residents of the United States, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, insurance companies, persons subject to special accounting rules under Section 451(b) of the Code, partnerships or other pass-through entities or arrangements, persons liable for alternative minimum tax, persons holding the notes or shares of common stock as part of a “straddle,” “conversion transaction” or other integrated transaction, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell notes or common stock under the constructive sale provisions of the Code and controlled foreign corporations or passive foreign investment companies. This discussion does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular investor and does not consider any aspects of U.S. federal tax law other than income taxation. In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” and who hold the notes or shares of common stock as “capital assets” within the meaning of Section 1221 of the Code. The issue price of the notes will be the first price at which a substantial amount of the notes is sold for money, excluding sales to underwriters, wholesalers or placement agents.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of notes or shares of common stock into which they may be converted that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident alien of the United States; (ii) a corporation or any entity taxable as a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of the following discussion, a “non-U.S. holder” means a beneficial owner of notes or shares of common stock into which they may be converted (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes or shares of common stock acquired upon conversion of notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes or shares of common stock into which the notes may be converted, you should consult your advisors regarding the tax consequences of the purchase, ownership, conversion and disposition of the notes or the ownership and disposition of shares of common stock.

Prospective investors in the notes or shares of common stock into which the notes may be converted should consult their tax advisors concerning the tax consequences of the purchase, ownership, conversion and disposition of the notes or the ownership and disposition of shares of common stock in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal estate and gift tax laws and state, local, non-U.S. or other tax laws.

Classification of the Notes

We will treat the notes as indebtedness for U.S. federal income tax purposes.

Under the indenture governing the notes, we will agree, and by acceptance of a beneficial interest in a note, each beneficial owner of a note will be deemed to have agreed (in the absence of an administrative determination or judicial ruling to the contrary), to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments, or contingent payment debt regulations, and to be bound by our application of the contingent payment debt regulations to the notes, including our determination of the comparable yield of the notes and the related projected payment schedule (each as described below) for U.S. federal income tax purposes. However, the proper application of the contingent payment debt regulations to the notes is uncertain in a number of respects, and no assurance can be given that the IRS will not assert that the notes should be treated differently. A different treatment of the notes could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the notes. Accordingly, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the notes and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. The remainder of this discussion assumes that the notes will be treated as indebtedness subject to the contingent payment debt regulations as described above.

U.S. Holders

Interest Accrual on the Notes

Under the contingent payment debt regulations, a U.S. holder, regardless of its regular method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on the notes on a constant yield basis at an assumed yield, or comparable yield, determined at the time of issuance of the notes. Accordingly, U.S. holders generally will be required to include interest in income, in each year, in excess of the stated interest payments on the notes. Amounts treated as interest under the contingent payment debt regulations are treated as original issue discount for all purposes of the Code. The comparable yield for the notes is based on the yield at which we could issue a nonconvertible fixed rate debt instrument with no contingent payments, but with terms otherwise similar to those of the notes. Accordingly, we have determined that the comparable yield is an annual rate of         %, compounded semi-annually. The IRS may not agree with our determination of the comparable yield, and if the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, in such an event, the projected payment schedule (as described below) could differ materially from the projected payment schedule provided by us. The contingent payment debt regulations require that we provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as the “projected payment schedule”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes the non-contingent payments and an estimate for a payment at maturity taking into account the conversion feature. In this connection, the fair market value of any common stock and cash, including the coupon make-whole premium, received by a holder upon conversion will be treated as a contingent payment. U.S. holders may obtain the projected payment schedule by submitting a written request for such information to us at: Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, Attention: Chief Legal Officer.

The comparable yield and projected payment schedule are not determined for any purpose other than for the determination of a U.S. holder’s interest accruals and adjustments thereof (as described below) in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes or the value at any time of the cash and common stock into which the notes may be converted.

Based on the comparable yield and the issue price of the notes, a U.S. holder (regardless of its regular method of accounting for U.S. federal income tax purposes) will be required to accrue as interest the sum of the daily portions of interest on the notes for each day in the taxable year on which the U.S. holder holds the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any payments on the notes (as set forth below).

The daily portions of interest in respect of a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on a note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note at the beginning of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price and for any accrual periods thereafter will be (x) the sum of the issue price of such note and any interest previously accrued thereon (disregarding any positive or negative adjustments described below) minus (y) the amount of any projected payments (including anticipated stated interest payments) on the notes for previous accrual periods (regardless of actual payments).

In addition to the interest accrual discussed above, a U.S. holder will be required to include interest income equal to the amount of the excess, if any, of actual payments received during a taxable year over projected payments, or a net positive adjustment. For this purpose, the payments in a taxable year include the fair market value of property (including our common stock) received in that year. If a U.S. holder receives actual payments that are less than the projected payments in respect of a note for a taxable year, the U.S. holder will incur a “net negative adjustment” equal to the amount of such difference. The net negative adjustment will (i) first reduce the amount of interest in respect of the note that a U.S. holder would otherwise be required to include in income in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. Any net negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the notes or to reduce the amount realized on a sale, conversion, exchange, redemption retirement or other taxable disposition of the notes.

Special rules apply if, at any time, all remaining contingencies with respect to payments on the notes have a remote likelihood of occurring or not occurring or are incidental in amount. You should consult your tax advisor concerning the application of these special rules.

Sale, Conversion, Exchange, Redemption, or Retirement or Other Taxable Disposition of the Notes

Upon a sale, conversion, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, conversion, exchange, redemption, retirement, or other taxable disposition (including the fair market value of our common stock received, if any) and such U.S. holder’s adjusted tax basis in the note. In the case of a conversion or retirement at maturity, however, a U.S. holder will be treated as having received the projected payment at maturity, and if the U.S. holder actually receives more or less than that projected amount, it will be treated as an adjustment to the interest accruals, as described above under “U.S. Holders—Interest Accrual on the Notes.” A U.S. holder’s adjusted tax basis in a note will generally be equal to the U.S. holder’s purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any net positive or net negative adjustments to interest accruals described above) and decreased by the amount of any projected payments (including anticipated stated interest payments) scheduled to be made on the note prior to the sale, conversion, exchange, redemption, retirement or other taxable disposition of the note (regardless of actual payment), and further increased by amount included in income of any constructive distribution treated as a dividend as described below under “—Constructive Distributions”. A U.S. holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary loss, and the balance as capital loss (which will be long-term if the note has been held for more than one year). A U.S. holder that previously included in income any constructive distribution treated as dividend should consult its tax advisor regarding the treatment of the corresponding increase in the adjusted basis of the note upon conversion or on redemption. The deductibility of capital losses is subject to limitations. A U.S. holder who sells the notes at a loss (or convert the notes into common stock at a loss) that meets certain thresholds may be required to file a disclosure statement with the IRS.

A U.S. holder’s tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received will commence on the day immediately following the date of conversion. Any change in the property into which the notes may be converted arising from any reclassification of our common stock, a consolidation, merger or combination involving us, a sale or conveyance to another person of all or substantially all of our property and assets or other similar event (see “Description of Notes—Conversion Rights—Effect of Common Stock Change Event”) may under certain circumstances result in a fully taxable event to holders of notes.

Conversion Between Interest Payment Dates

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and as a condition of submitting its note for conversion makes a payment for, and consequently receives a payment of cash interest should consult its own tax advisor concerning the appropriate treatment of such payment.

Exchange in Lieu of Conversion

If a U.S. holder surrenders notes for conversion, and we elect to direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the notes and delivers the conversion consideration for the notes (see “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”), the U.S. holder will be treated in the same manner as if the U.S. holder had sold the notes in a taxable disposition, as described above under “U.S. Holders—Sale, Conversion, Exchange or Retirement or Other Taxable Disposition of Notes.” In such case, a U.S. holder’s tax basis in any common stock received will equal the fair market value of such shares when received, and the U.S. holder’s holding period in the shares of common stock received will begin the day after the date of receipt.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, as described in “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes.

Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made, a U.S. holder generally will be deemed to have received a distribution even if the U.S. holder has not received any cash as a result of such adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the description below under “—Distributions on Common Stock.” It is not entirely clear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also not entirely clear whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding taxes), any such backup withholding taxes might be withheld from subsequent payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of the U.S. holder.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has proposed Treasury regulations addressing the amount and timing of deemed distributions, obligations of withholding agents, and filing and notice obligations of issuers effective for deemed distributions occurring on or after the date the regulations are adopted in final form. If adopted as proposed, the regulations generally would provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but beneficial owners of notes and withholding agents may rely on them prior to that date under certain circumstances.

The treatment of constructive distributions made with respect to a note treated as a contingent payment debt instrument is not entirely clear. U.S. holders should consult with their tax advisors regarding the treatment of a conversion or redemption of a note if such U.S. holder previously included in income any constructive distributions treated as dividend.

Distributions on Common Stock

Distributions, if any, made on our common stock, other than certain pro rata distributions of common shares, generally will be included in a U.S. holder’s income as dividend income when received to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. With respect to dividends received by certain non-corporate U.S. holders, preferential long-term capital gains tax rates may apply if certain holding period and other requirements are satisfied. Dividends received by corporate U.S. holders may be eligible for a dividends-received deduction, subject to applicable limitations.

Sale or Other Taxable Disposition of Common Stock

Upon the sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to taxation at a reduced rate. The deductibility of capital losses is subject to limitation.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax, or the Medicare tax, on all or a portion of their “net investment income,” which may include all or a portion of their interest on the notes and net gains from the disposition of notes or shares of common stock. U.S. holders should consult their tax advisors regarding the effect, if any, of the Medicare tax on their ownership, disposition or conversion of the notes or ownership or disposition of shares of our common stock.

Non-U.S. Holders

Payments on and Gain or Loss on Sale or Conversion of the Notes

Subject to the discussions of FATCA and backup withholding below, all payments on the notes made to a non-U.S. holder, including payments and accruals of interest (including original issue discount and gain treated as interest under the contingent payment debt regulations), a payment in our common stock or cash pursuant to a conversion, exchange or retirement of a note and any gain realized on a sale or other taxable disposition of the notes, will be exempt from U.S. federal income and withholding tax, provided that:

•

the non-U.S. holder does not own, actually or constructively (pursuant to the conversion feature or otherwise), 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the certification requirement described below has been satisfied with respect to the non-U.S. holder;

•	such payments are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States; and

•

in the case of gain realized on the sale, conversion, exchange, redemption, retirement or other taxable disposition of the notes, we are not, and have not been within the shorter of the five-year period preceding such sale, conversion, exchange, redemption, retirement or other taxable disposition and the period during which the non-U.S. holder held the notes, a United States real property holding corporation for U.S. federal income tax purposes, or USRPHC. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, and do not anticipate becoming, a USRPHC.

The certification requirement referred to above will be satisfied if the beneficial owner of a note certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or, in either case, a suitable successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address. If a non-U.S. holder is engaged in a trade or business in the United States, and if payments on the note, or any gain realized on the sale, conversion, exchange, redemption, retirement or other taxable disposition of the note, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. holder (see “U.S. Holders” above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from withholding tax. These non-U.S. holders should consult their tax advisors with respect to other tax consequences of the ownership, conversion and disposition of the notes, including the possible imposition of a branch profits tax at 30% (or at a reduced rate under an applicable tax treaty) for corporate non-U.S. holders.

If a non-U.S. holder cannot satisfy the requirements in the preceding paragraph, payments of interest (including original issue discount and any gain treated as interest under the contingent payment debt regulations) made to such non-U.S. holder generally will be subject to the 30% U.S. federal withholding tax, unless such non-U.S. holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States. If interest on the notes is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States (and, where required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder under the terms of such treaty), such interest generally will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons (and, in the case of non-U.S. holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty).

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any constructive dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “U.S. Holders—Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder under the terms of such treaty, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net-income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. As discussed under “Non-U.S. Holders—Payments on and Gain or Loss on Sale or Conversion of the Notes,” certain certification requirements and disclosure requirements must be complied with in order to claim the benefit of an applicable treaty rate or for effectively connected income to be exempt from withholding.

Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding is required on behalf of a non-U.S. holder, any such withholding taxes might be withheld from subsequent payments on the notes (or, in some circumstances, any payments on our common stock), or sales proceeds received by, or other funds or assets of, such non-U.S. holder. The treatment of constructive distributions made with respect to a note treated as a contingent payment debt instrument is not entirely clear. Non-U.S. holders should consult with their tax advisors regarding the treatment of any such constructive distributions. A non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Other Taxable Disposition of Shares of Common Stock

Subject to the discussions of FATCA and backup withholding below, any gain realized by a non-U.S. holder on the sale, exchange, or other taxable disposition of the shares of our common stock generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, where required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder under the terms of such treaty), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, in the case of non-U.S. holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty), (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the non-U.S. holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other United States source capital gains recognized during the same taxable year over the non-U.S. holder’s United States source capital losses recognized during such taxable year, or (3) we are or have been a USRPHC during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the shares of common stock.

As discussed under “Non-U.S. Holders—Payments on and Gain or Loss on Sale or Conversion of the Notes,” although there can be no assurance, we do not believe that we are, and do not anticipate becoming, a USRPHC. Even if we are or become a USRPHC so long as our common stock is regularly, as defined by applicable Treasury regulations, traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain on the disposition of shares of our common stock only if the non-U.S. holder actually or constructively owns more than 5% of the outstanding shares of our common stock at any time during the applicable period as described above.

Foreign Account Tax Compliance Act

Under Sections 1471 to 1474 of the Code, Treasury regulations promulgated thereunder and applicable administrative guidance, or collectively, FATCA, U.S. withholding tax may also apply to certain types of payments made to “foreign financial institutions,” as defined under such rules, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest (including original issue discount and gain treated as interest under the contingent payment debt regulations) and constructive dividends on the notes, dividends on our common stock, and (subject to the proposed Treasury regulations discussed below), the gross proceeds from the sale, retirement or other taxable disposition of notes or our common stock into which the notes may be converted if paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury and complies with the reporting and withholding requirements thereunder or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. Prospective investors should consult their tax advisors regarding FATCA.

Information Reporting and Backup Withholding Requirements

In general,payments and accruals of interest (including original issue discount) and deemed dividends on the notes, dividends on shares of common stock and the proceeds from sales or other taxable dispositions (including retirements or redemptions) of notes or shares of common stock held by a U.S. holder will be reported to the IRS unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact. In addition, a U.S. holder that is not an exempt recipient may be subject to backup withholding unless it provides a taxpayer identification number and otherwise complies with applicable certification requirements.

Payments of interest (including original issue discount) or distributions (including deemed distributions) (whether or not treated as dividends for U.S. federal income tax purposes) made by us to a non-U.S. holder generally will be reported annually to the IRS regardless of whether withholding was reduced or eliminated under the rules described above or by an applicable income tax treaty. Copies of the information returns reflecting such payments also may be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement. A non-U.S. holder generally will not be subject to additional information reporting or backup withholding with respect to payments or dividends (including deemed dividends) in respect of the notes or shares of common stock, as the case may be, or to information reporting or backup withholding with respect to the proceeds from the sale, retirement or other taxable disposition of the notes or shares of common stock so long as the holder has furnished the payor or broker a valid IRS Form W-8 or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the appropriate information is timely furnished to the IRS.

THE CONCURRENT OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $100,000,000 of shares of our common stock at a public offering price of $     per share, which we refer to as the “concurrent offering.” We have granted the underwriters of the concurrent offering a 30-day option to purchase up to an additional $15,000,000 of shares of our common stock solely to cover over-allotments. We estimate that the net proceeds to us from the concurrent offering, if it is consummated, will be approximately $     million (or approximately $     million if the underwriters of the concurrent offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering. The prospectus supplement for the concurrent offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement.

UNDERWRITING

BTIG, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BTIG, LLC
Robert W. Baird & Co. Incorporated
Bryan, Garnier & Co. Limited
Nomura Securities International, Inc.
WR Securities, LLC

Total	$200,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. Certain of the underwriters may offer and sell the notes to the public through one or more of their respective affiliates or other registered broker-dealers or selling agents. Bryan, Garnier & Co. Limited is not a broker-dealer registered with the SEC and will only make sales of notes in the United States, or to nationals or residents of the United States (including its territories and possessions), through one or more SEC-registered broker-dealers or otherwise in compliance with applicable securities laws (including but not limited to Rule 15a-6 under the Exchange Act) and the rules of Financial Industry Regulatory Authority, Inc. “Wolfe | Nomura Alliance” is the marketing name used by Wolfe Research Securities and Nomura Securities International, Inc. in connection with certain equity capital markets activities conducted jointly by the firms. Both Nomura Securities International, Inc. and WR Securities, LLC are serving as underwriters in the offering described herein. In addition, WR Securities, LLC and certain of its affiliates may provide sales support services, investor feedback, investor education, and/or other independent equity research services in connection with this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Notes

We have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $30,000,000 aggregate principal amount of notes solely to cover over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter’s initial amount reflected in the above table.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the notes at a price of     % of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at

that price less a concession not in excess of     % of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note		Without Option	With Option
Public offering price		%	$	$
Underwriting discounts and commissions		%	$	$
Proceeds, before expenses, to us		%	$	$

The total expenses of the offering, not including the underwriting discount, are estimated at $     and are payable by us. In connection with this offering and the concurrent offering, we have agreed to reimburse the underwriters for certain of their expenses in an amount up to $185,000.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NKLA.”

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

No Sales of Similar Securities

Pursuant to certain “lock-up” agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or engage in any short selling of, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representative, for a period of 30 days after the date of the underwriting agreements.

This lock-up provision applies to common stock and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors are for: (a) the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift to any member of the immediate family of the executive officer or director or to a trust formed for the benefit of an immediate family member, (ii) by will or intestate succession, or (iii) as a bona fide gift to a charity, non-profit organization or educational institution; (b) the exercise of options or warrants to purchase our common stock (including exercise on a “cashless” basis to the extent permitted by the instruments representing such options or warrants); (c) the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; (d) a transfer or sale of any shares pursuant to an existing Rule 10b5-1 plan; and (e) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offerings; (f) a transfer in connection with a divorce settlement; (g) a transfer or disposition of any shares made to satisfy tax withholding obligations pursuant to the existing equity incentive plans or arrangements; and (h) a transfer in connection with a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction approved by the board of directors; each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. The exceptions to the lock-up for us are: (1) our sale of the notes in this offering; (2) our issuance of stock options pursuant to existing option plans, employee benefit plans, or other employee compensation plans existing on the date hereof; (3) our issuance of common stock upon the exercise of options or warrants to purchase our common stock, or upon the conversion of convertible instruments, in each case outstanding as of the date of this prospectus supplement and described in this prospectus supplement; (4) our issuance of common stock upon conversion of the PIK Toggle Notes; (5) our issuance of common stock in the concurrent offering; and (6) any issuance of common stock upon conversion of the notes.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that they will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, BTIG, LLC, Robert W. Baird & Co. Incorporated, Bryan, Garnier & Co. Limited, Nomura Securities International, Inc. and WR Securities, LLC are also acting as the underwriters in the concurrent offering of our common stock, for which they will receive customary discounts and commissions if the concurrent offering is consummated.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Foreign Jurisdictions

European Economic Area

Please note that, in relation to EEA States, additional selling restrictions may apply in respect of any specific EEA State.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended, or the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

There will be no offer of the notes to the public in an EEA State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the required prior consent of the relevant financial intermediary nominated by the issuers for any such offer; or

(c)	in any circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide whether to purchase or subscribe the notes.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

There will be no offer of the notes to the public in the United Kingdom other than:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the required prior consent of the relevant financial intermediary nominated by the issuers for any such offer; or

(c)	in any circumstances falling within section 86 of the FSMA,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide whether to purchase or subscribe the notes. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This prospectus supplement has been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes.

This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of the Financial Services and Markets Act 2000, as amended, or the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or FinSA, and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Switzerland. For these purposes, a retail investor means a person who is a retail client as defined in Article 4 of FinSA. Consequently, no key information document required by the PRIIPS Regulation (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes and therefore, any notes with a derivative character within the meaning of article 86 (2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any shares of our common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares of our common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or any equity shares issuable upon conversion thereof must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Latham & Watkins LLP, Los Angeles, California, is representing the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Nikola Corporation incorporated by reference in Nikola Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Nikola Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements further which conclude, among other things, that Nikola Corporation did not maintain effective internal control over financial reporting as of December 31, 2022, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described, and incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the reports of such firm given on the authority of such firm as experts in accounting and auditing. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Romeo Power, Inc. as of December 31, 2021, and for the year then ended, incorporated by reference in this prospectus supplement by reference to Nikola Corporation’s amended Current Report on Form 8-K/A dated November 28, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is www.sec.gov.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•

our Annual Report on Form 10-K for the year ended December  31, 2022, as amended on May 12, 2023 (excluding certain information in Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations and Item  8. Financial Statements, which have been updated by the Current Report on Form  8-K filed with the SEC on August 17, 2023);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

our Current Reports on Form 8-K filed with the SEC on October  17, 2022 (as amended on November  28, 2022, and further amended on March 24, 2023), February 22, 2023, March 16, 2023, March 20, 2023, March 28, 2023, March 30, 2023, March  31, 2023, April 4, 2023, April 14, 2023, April 28, 2023, May   9, 2023 (to the extent filed under Item 8.01), May 10, 2023, May 25, 2023, June  29, 2023, July  3, 2023 (as amended on July 7, 2023), August 4, 2023, August 4, 2023, August 17, 2023, August 18, 2023, August 21, 2023, September 1, 2023, September 19, 2023, September  21, 2023, September  22, 2023, October  24, 2023 and November 17, 2023;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2023 and all documents that we have filed in 2023 with the SEC under the terms of Section 14 of the Exchange Act; and

•

the description of our common stock set forth in Exhibit 4.11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as amended on May 12, 2023, together with any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, telephone (480) 666-1038. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PROSPECTUS

$1,200,000,000

Nikola Corporation

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $1,200,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer and sell these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKLA.” On April 14, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.02 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2022

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $1,200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

On June 3, 2020, or the Closing Date, VectoIQ Acquisition Corp., our predecessor company, or VectoIQ, consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated March 2, 2020, or the Business Combination Agreement, by and among VectoIQ, VCTIQ Merger Sub Corp., a wholly-owned subsidiary of VectoIQ incorporated in the State of Delaware, or Merger Sub, and Nikola Corporation, a Delaware corporation, or Legacy Nikola. Pursuant to the terms of the Business Combination Agreement, a business combination between the company and Legacy Nikola was effected through the merger of Merger Sub with and into Legacy Nikola, with Legacy Nikola surviving as the surviving company and as a wholly-owned subsidiary of VectoIQ, or the Merger and, collectively with the other transactions described in the Business Combination Agreement, the Business Combination. On the Closing Date, and in connection with the closing of the Business Combination, VectoIQ Acquisition Corp. changed its name to Nikola Corporation.

Unless the context indicates otherwise, references in this prospectus to the “company,” “Nikola,” “we,” “us,” “our” and similar terms refer to Nikola Corporation (f/k/a VectoIQ Acquisition Corp.) and its consolidated subsidiaries, including Legacy Nikola. References to “VectoIQ” refer to our predecessor company prior to the consummation of the Business Combination.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K incorporated by reference into this prospectus, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus. See “Where You Can Find More Information.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NIKOLA CORPORATION

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that is intended to enable corporate customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners and suppliers expect to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe our expertise lies in design, innovation, software, and engineering. We assemble, integrate, and commission our vehicles in collaboration with our business partners and suppliers. Our approach has always been to leverage strategic partnerships to help lower cost, increase capital efficiency and accelerate speed to market.

We are a Delaware corporation and were incorporated as VectoIQ Acquisition Corp., in January 2018. On June 3, 2020, VectoIQ consummated the Business Combination and, in connection therewith, (i) VectoIQ’s wholly-owned subsidiary merged with and into Legacy Nikola, whereby Legacy Nikola survived the Merger and was deemed the accounting predecessor of the Merger and became the successor registrant for SEC purposes and (ii) we changed our name to “Nikola Corporation.” Upon consummation of the foregoing transactions, Legacy Nikola became our wholly-owned subsidiary.

Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 666-1038. Our website address is www.nikolamotor.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “project,” “forecast,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “seeks,” “scheduled,” “will,” and similar expressions are intended to identify forward-looking statements, and include but are not limited to:

•	our financial and business performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our future capital requirements and sources and uses of cash;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the implementation, market acceptance and success of our business model;

•	developments relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain funding for our operations;

•	the outcome of any known and unknown regulatory proceedings;

•	our business, expansion plans and opportunities; and

•	changes in applicable laws or regulations.

These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	our ability to execute our business model, including market acceptance of our planned products and services;

•	the effect of the COVID-19 pandemic on our business;

•	our ability to raise capital;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	changes in applicable laws or regulations; and

•	other risks and uncertainties described in the registration statement of which this prospectus forms a part, including those under the section entitled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated herein by reference.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Nikola Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•

the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where and the manner in which principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•

modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our restated certificate of incorporation, or our Certificate of Incorporation, and our amended and restated bylaws, or our Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our Certificate of Incorporation and our Bylaws for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, $0.0001 par value per share, and 150,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of December 31, 2021, there were 413,340,550 shares of common stock and no shares of preferred stock outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of December 31, 2021, there were 91 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other nominees on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of outstanding shares of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically. We have not paid any cash dividends to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Holders of our common stock have no preemptive, conversion or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Registration Rights

On June 3, 2020, we entered into a Registration Rights and Lock-Up Agreement with certain of our stockholders, or the Holders. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company’s securities held by such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

On June 11, 2021 and September 24, 2021, we entered into common stock purchase agreements with Tumim Stone Capital LLC, or Tumim, pursuant to which Tumim committed to purchase up to an aggregate of $600 million of our common stock. In connection with such purchase agreements, we also entered into registration rights agreements with Tumim to register for resale under the Securities Act the shares of our common stock that have been and may be issued to Tumim under the purchase agreements.

We generally must pay all expenses relating to any such registration, other than underwriting discounts and selling commissions. The terms of the registration rights are specified in the relevant registration rights agreement.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Nikola or the removal of existing management.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws, described below, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Special Meetings of Stockholders

Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in our Bylaws. Our Bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our board of directors, (ii) our Secretary, at the request of the Chairman of our board, (iii) our executive chairman, or (iv) the vote of the stockholders owning not less than 25% of our issued and outstanding stock; provided that our board of directors approves such stockholder request for a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior the anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no later than the close of business on the latter of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and our Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. Our Certificate of Incorporation also requires the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, Section 203 defines a “business combination” to include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” as a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.

Certain of the provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Delaware law and our Certificate of Incorporation provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “NKLA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Certificate of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

Outstanding Private Warrants

As of December 31, 2021, there were 760,915 private warrants to purchase common stock outstanding held by 12 holders of record. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on July 3, 2020. The warrants will expire at 5:00 p.m., New York City time, on June 3, 2025, except that any private warrants issued to Cowen Investments II, LLC will expire on May 15, 2023.

The registration statement registering the issuance of the shares of common stock underlying the private warrants, the resale of the private warrants, and the shares common stock that may be issued upon exercise of the private warrants was declared effective by the SEC on July 17, 2020.

The warrants contain customary anti-dilution provisions adjusting the number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants in the event of stock splits, stock dividends, stock combinations and reclassifications, certain dividends and distributions on our common stock, and certain reorganizations, mergers and consolidations involving us.

The private warrants are issued under and subject to the terms of the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Warrants Issuable

The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.

We may issue additional warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the specific number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents, including in underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies, including at prevailing market prices, at prices related to such prevailing market prices or at negotiated prices. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements of Nikola Corporation incorporated by reference in Nikola Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Nikola Corporation’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On June 3, 2020, our board of directors approved the engagement of Ernst & Young LLP, or EY, as our independent registered public accounting firm to audit the company’s consolidated financial statements for the year ending December 31, 2020. EY served as the independent registered public accounting firm of Legacy Nikola prior to the Business Combination. Accordingly, RSM US LLP, or RSM, our independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as our independent registered public accounting firm following completion of the company’s audit for the year ended December 31, 2019, which consists only of the accounts of the pre-business combination special purpose acquisition company.

RSM’s report on the company’s balance sheets as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from January 23, 2018 (inception) to December 31, 2018, and the related notes to the financial statements, or collectively, the financial statements, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 23, 2018 (inception) to December 31, 2019 and the subsequent period through March 31, 2020, there were no: (i) disagreements with RSM on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to RSM’s satisfaction would have caused RSM to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from January 23, 2018 (inception) to December 31, 2018 and the interim period through March 31, 2020, we did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered our financial statements, and no written report or oral advice was provided to us by EY that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in

Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We have provided RSM with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and have requested that RSM furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from RSM is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our website address is www.nikolamotor.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No.1 to Annual Report on Form 10-K filed with the SEC on March 11, 2022;

•	our Current Report on Form 8-K filed with the SEC on February 24, 2022 (to the extent filed under Item 5.02); and

•

the description of our common stock set forth in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, together with any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Nikola Corporation, 4141 E Broadway Road, Phoenix, AZ 85040, telephone (480) 666-1038. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

$200,000,000

% Green Convertible Senior Notes due 2026

PROSPECTUS SUPPLEMENT

BTIG

Baird

Bryan, Garnier & Co.

Wolfe | Nomura Alliance

            , 2023